COMPUTATIONS OF EARNINGS PER SHARE
                               Three Months Ended
                                 March 31, 1999

                                                   Less
                            Total Shares       Unallocated      Shares Used For
                             Outstanding       ESOP Shares      EPS Calculation
                             -----------       -----------      ---------------
     December 31, 1998         1,464,056           81,536          1,382,520
     January 31, 1999          1,464,056           81,536          1,382,520
     February 28, 1999         1,392,853           81,536          1,311,317
     March 31, 1999            1,392,853           81,536          1,311,317

            Weighted average number of shares outstanding for
            the quarter ended March 31, 1999, for earnings
            per share calculation                                  1,335,051

            Stock options outstanding at March 31, 1999:             148,843
                                                                   ---------

            Exercise price of stock options:                 $9.42 per share
                                                             ---------------
            Average stock price for three month period:
            ended March 31, 1999                                     $10.326

                                                         Three Months Ended
                                                              March 31,
                                                   ----------------------------
Basic Earnings Per Share                                1999             1998
------------------------                           -----------      -----------

Income available to common stockholders ......     $    57,379      $   157,795
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....       1,335,051        1,441,868
                                                   ===========      ===========

         Basic Earnings Per Share ............     $       .04      $       .11
                                                   ===========      ===========
Diluted Earnings Per Share

Income available to common stockholders ......     $    57,379      $   157,795
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....       1,335,051        1,441,868

Weighted average common shares issued
    under stock option plans .................         148,843          150,411

Less weighted average shares assumed
    repurchased with proceeds ................        (135,784)         (96,242)
                                                   -----------      -----------
Weighted average number of common shares
    outstanding for diluted EPS calculation ..       1,348,110        1,496,037
                                                   ===========      ===========

         Diluted Earnings Per Share ..........     $       .04      $       .11
                                                   ===========      ===========

                       COMPUTATIONS OF EARNINGS PER SHARE
                                Six Months Ended
                                 March 31, 1999

                                                  Less
                            Total Shares       Unallocated      Shares Used For
                             Outstanding       ESOP Shares      EPS Calculation
                             -----------       -----------      ---------------
     September 30, 1998        1,464,056          81,536           1,382,520
     October 31, 1998          1,464,056          81,536           1,382,520
     November 30, 1998         1,464,056          81,536           1,382,520
     December 31, 1998         1,464,056          81,536           1,382,520
     January 31, 1999          1,464,056          81,536           1,382,520
     February 28, 1999         1,392,853          81,536           1,311,317
     March 31, 1999            1,392,853          81,536           1,311,317

           Weighted average number of shares outstanding for
           the quarter ended March 31, 1999, for earnings
           per share calculation                                1,362,176

           Stock options outstanding at March 31, 1999:            148,843
                                                                   -------

           Exercise price of stock options:                  $9.42 per share
                                                             ---------------
           Average stock price for three month period:
           ended March 31, 1999                                    $10.287

                                                         Six Months Ended
                                                              March 31,
                                                   ----------------------------
Basic Earnings Per Share                               1999             1998
------------------------                           -----------      -----------

Income available to common stockholders ......     $   233,150      $   302,099
                                                   ===========      ===========

Weighted average number of common shares
    outstanding for basic EPS calculation ....       1,362,176        1,441,868
                                                   ===========      ===========

         Basic Earnings Per Share ............     $       .17      $       .21
                                                   ===========      ===========
Diluted Earnings Per Share

Income available to common stockholders ......     $   233,150      $   302,099
                                                   ===========      ===========
Weighted average number of common shares
    outstanding for basic EPS calculation ....       1,362,176        1,441,868

Weighted average common shares issued
    under stock option plans .................         148,843          150,411

Less weighted average shares assumed
    repurchased with proceeds ................        (136,298)         (98,881)
                                                   -----------      -----------
Weighted average number of common shares
    outstanding for diluted EPS calculation ..       1,374,721        1,493,398
                                                   ===========      ===========
Diluted Earnings Per Share ...................     $       .17      $       .20
                                                   ===========      ===========